                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FULL LINE DISTRIBUTORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FULL LINE DISTRIBUTORS, INC.
                               1200 Airport Drive
                           Ball Ground, Georgia 30107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 18, 2001



         To the Holders of Common Stock of FULL LINE DISTRIBUTORS, INC.:


         Notice is hereby given that the Annual Meeting of Shareholders of Full Line Distributors, Inc., a Georgia corporation (the "Company"), will be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309, on Friday, May 18, 2001, at 9:00 a.m. for the following purposes:

(1) To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record as of the close of business on April 12, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                    By Order of the Board of Directors




                                    J. David Keller
                                    President and Secretary
Ball Ground, Georgia
April 20, 2001


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          FULL LINE DISTRIBUTORS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2001
                 ----------------------------------------------

                                 PROXY STATEMENT
                 ----------------------------------------------


        This proxy statement and form of proxy, which are first being mailed to shareholders on or about April 20, 2001, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Full Line Distributors, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309 on Friday, May 18, 2001, at 9:00 a.m. local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 1200 Airport Drive, Ball Ground, Georgia 30107 and the Company's telephone number is (770) 479-1877.

         The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates, but will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

         Only shareholders of record at the close of business on April 12, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of April 12, 2001, the Company had outstanding 4,222,501 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 12, 2001 with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's common stock, (ii) each director of the Company and each nominee for director, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 6, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

                                                              Shares of
                                                             Common Stock                         Percent of
                 Beneficial Owner                          Beneficially Owned                Outstanding Shares
         ---------------------------------                 ------------------                ------------------
         Isador E. Mitzner                                    2,080,944(1)                          47.9%
              1200 Airport Drive
              Ball Ground, Georgia  30107

         J. David Keller                                        653,651                             15.5
              1200 Airport Drive
              Ball Ground, Georgia  30107

         Nathan Koenigsberg                                     273,504                              6.5
              2606 Oakmont
              Ft. Lauderdale, Florida  33332

         Paul H. O'Leary                                        250,500(2)                           6.0
              One Penn Plaza
              Suite 4720
              New York, New York 10119

         Kenneth L. Bernhardt                                    20,000(3)(4)                          *

         Irwin Lowenstein                                        15,000(4)                             *

         Gina Watson-McElroy                                     42,875(5)                             *

         Steve Kuranoff                                              --                               --


         All Directors and Executive                          2,812,470(6)                          63.8%
              Officers as a Group (6 persons)

--------------------

 *    Less than 1%.

(1) Includes 125,000 shares underlying stock options that will become exercisable within 60 days.

(2) Based upon a Schedule 13D dated August 19, 1999 filed by Paul H. O'Leary. The Schedule 13D states that of the 250,500 shares beneficially owned by Mr. O'Leary, he directly owns 8,500 shares,132,500 shares are owned by Raffles Associates, L.P., 47,500 shares are owned by Channel Partnership II, L.P. and 62,000 shares are owned by C.C. Partnership, Ltd. The Schedule 13D states that Mr. O'Leary has sole voting and dispositive power with respect to all 250,500 shares by virtue of his serving as the sole general partner of the Raffles Partnership and as co-general partner of the Channel Partnership and the C.C. Partnership. Mr. O'Leary disclaims beneficial ownership of a portion of the shares held by the Raffles Partnership, the Channel Partnership and the C.C. Partnership. The Company makes no representation as to the accuracy or completeness of the information reported.

(3)   Shares owned jointly by Mr. Bernhardt and his wife.

(4)   Includes 8,000 shares subject to presently exercisable stock options.

(5)   Includes 42,375 shares subject to presently exercisable stock options.

(6) Includes an aggregate of 183,375 shares subject to presently exercisable stock options.

         There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at five, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors.

         The following persons have been nominated by management for election to the Board of Directors:

         ISADOR E. MITZNER, age 49, was the founder of the Company and has served as its Chairman and Chief Executive Officer since its inception in 1978.

         J. DAVID KELLER, age 53, joined the Company in March 1981 and has served as President of the manufacturing division since 1987. Mr. Keller has served as a director of the Company since 1986, as President since October 1993, and as Secretary of the Company since March 1995. For three years prior to joining the Company, Mr. Keller worked for Hanes Activewear as a sales representative in the Southeast United States and the Caribbean.

         KENNETH L. BERNHARDT, age 57, is Regents Professor of Marketing and former Chairman of the Department of Marketing at Georgia State University, Atlanta, Georgia where he has been a member of the faculty since 1972. Mr. Bernhardt has served as a director of the Company since July 1994. He also serves as a director of UPS Capital Corporation and Third Millennium Communications, Inc.

         IRWIN LOWENSTEIN, age 65, served as President of Rhodes, Inc., a national furniture retailer based in Atlanta, from 1977 to 1998, as Chief Executive Officer of such company from 1989 to 1998 and as Chairman of the Board from 1994 to 1998. Mr. Lowenstein has served as a director of the Company since July 1994. Mr. Lowenstein also serves as a director of Goody's Family Clothing, Inc.

         STEVE KURANOFF, age 56 is nominated for the first time as a director of the Company. Mr. Kuranoff owned and operated Southeastern Tape Distributors for 25 years. He retired in January 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

         The Company's Board of Directors presently has the following standing committees:

         (A) The Audit Committee, currently comprised of Messrs. Bernhardt and Lowenstein. The Audit Committee, which met four times in 2000, is authorized to review and make recommendations to the Board of Directors on the results of the Company's external audit and to recommend to the Board of Directors the appointment of independent auditors for the Company.

         (B) The Compensation Committee, currently comprised of Messrs. Bernhardt and Lowenstein. The Compensation Committee, which did not meet in 2000, is authorized to review and make recommendations to the Board of Directors with respect to establishing salaries, bonuses and other compensation for the Company's officers.

         The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

         During 2000, the Board of Directors held a total of four meetings and acted twice by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

AUDIT COMMITTEE REPORT

         The Audit Committee (the "Committee") of the Board of Directors oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee is currently comprised of two non-employee directors, Kenneth L. Bernhardt and Irwin Lowenstein, each of whom is "independent" as defined in Section 121(A) of the listing standards of the American Stock Exchange. Mr. Steve Kuranoff is nominated for election as a director of the Company at the Annual Meeting and, if elected, will be appointed to the Committee.

         In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements for the year ended December 30, 2000 with management and discussed with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         The Committee received and reviewed the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, the Committee recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

         This report is submitted by the members of the Audit Committee.

                                    Kenneth L. Bernhardt
                                    Irwin Lowenstein

         The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other officer whose total cash compensation during 2000 exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 30, 2000, January 1, 2000 and January 2, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                Annual Compensation                    Compensation Awards
                                            --------------------------           -------------------------------
                                                                                   Shares
          Name and            Fiscal                                             Underlying         All Other
     Principal Position        Year          Salary             Bonus              Options       Compensation(1)
     ------------------       -----         --------          --------           ----------      ---------------
   Isador E. Mitzner
     Chairman and             2000          $196,154          $ 25,000                  --          $4,444
     Chief Executive          1999           100,000           100,000(2)               --           2,564
     Officer                  1998            47,458            75,000(2)          125,000           1,186

   J. David Keller            2000          $159,513                --                  --          $2,153
     President and            1999           159,513                --                  --           2,153
     Secretary                1998           159,513                --                  --           2,402

 Gina Watson-McElroy          2000          $150,010          $ 55,320(2)           37,500          $2,525
     Executive Vice           1999           124,527            18,210(2)           36,000           2,080
     President --             1998            93,042             7,500                               2,455
     Operations

--------------------------------

(1) Represents the Company's matching contribution under the Company's 401(k) Plan.

(2)    Bonus earned in fiscal year indicated, but paid in following fiscal year.

OPTIONS

         In fiscal 2000, no stock options were granted to or exercised by any of the Named Executive Officers.

         The following table provides information regarding the value of options outstanding for the Named Executive Officers at December 30, 2000:

                          FISCAL YEAR END OPTION VALUES

                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Options at
                                                          Options at Fiscal Year End         Fiscal Year End
                                                                 Exercisable/                  Exercisable/
Name                                                            Unexercisable                  Unexercisable
-----------------------------------------------------------------------------------------------------------------
Isador E. Mitzner. . . . . . . . . . . . . . . . . . .         83,333/41,667                      $0/$0

J. David Keller. . . . . . . . . . . . . . . . . . . .              0/0                           $0/$0

Gina Watson-McElroy. . . . . . . . . . . . . . . . . .         42,375/46,125                  $4,908/$3,864

COMPENSATION OF DIRECTORS

         Non-employee directors are currently paid $5,000 per year and $500 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

         During 2000, the Compensation Committee of the Company was comprised of Kenneth L. Bernhardt and Irwin Lowenstein, each a non-employee director of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the chief executive officer and other executive officers of the Company. In formulating its compensation policy and decisions, the Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long- term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

         The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. Typically, in order to align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, may be suggested from time to time by the Compensation Committee, subject to final action by the Board of Directors. The Compensation Committee and the Board of Directors may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

         For fiscal 2000, Isador Mitzner, the Company's Chief Executive Officer, received a salary of $196,154. In addition, the Compensation Committee previously approved a bonus plan for Mr. Mitzner pursuant to which he is eligible to earn a bonus based on the Company's operating results compared to budget for the year. For fiscal 2000, Mr. Mitzner was awarded a bonus of $25,000 pursuant to such plan.

         In approving the compensation paid to Mr. Mitzner in 2000, the Compensation Committee considered the following factors:

         (i) the reasonableness of Mr. Mitzner's salary relative to that of chief executive officers of similarly situated public companies;

         (ii) the fact that Mr. Mitzner was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the common stock of the Company; and

         (iii) the fact that Mr. Mitzner previously took almost no salary for one and one-half years to reflect the prior disappointing financial results of the Company.

         With respect to the other executive officers of the Company (Mr. Keller and Ms. Watson-McElroy), the Compensation Committee considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.




                                    Kenneth L. Bernhardt
                                    Irwin Lowenstein

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the American Stock Exchange Index and a composite index for corporations in the same industry as the Company, classified by Standard Industrial Classification (SIC) code (the "Industry Index"), for the Company's last five fiscal years. The Company's common stock began trading on the American Stock Exchange on February 8, 2000. The common stock previously traded on the Nasdaq Stock Market. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on January 1, 1996. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. The Company has not paid any cash dividends.

                                                                               Fiscal Year
                                           January 1,    ------------------------------------------------------
                                              1996        1996        1997        1998        1999        2000
                                           ----------    ------      ------      ------      ------      ------
Full Line Distributors, Inc.........        $100.00       30.23       34.78       54.44       57.46       45.39

American Stock Exchange Index.......        $100.00      105.52      126.97      125.25      156.15      154.23

Industry Index......................        $100.00      110.58       83.60      150.24      140.49      152.68

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended December 30, 2000 and has been appointed by the Board of Directors to continue in that capacity in fiscal 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and will have the opportunity to make a statement if they desire to do so.

         Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 30, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $106,400.

         Financial Information Systems Design and Implementation Fees. During 2000, Deloitte & Touche did not perform any services with regard to financial information systems design and implementation.

    All Other Fees. The aggregate fees for non-audit services provided by Deloitte & Touche LLP in 2000 were $35,600. The Audit Committee believes that the provision by Deloitte & Touche LLP of services resulting in such fees is not incompatible with maintaining the independence of such firm.


              ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2001 Annual Report to Shareholders that accompanies this proxy statement. Additional copies of the Company's Annual Report on Form 10-K for the year ended December 30, 2000, as filed with the Securities and Exchange Commission, are available to shareholders who make a written request therefor to Ms. Mickie Schneider, at the offices of the Company, 1200 Airport Drive, Ball Ground, Georgia 30107. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.


                              SHAREHOLDER PROPOSALS

         Any proposal of shareholders intended to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than December 22, 2001, directed to the attention of the Corporate Secretary, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proxies solicited by the Company for the 2002 Annual Meeting may confer discretionary authority to vote on any proposals submitted after March 7, 2002 without a description of them in the proxy materials for that meeting. Any shareholder proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Company's bylaws. A copy of the Company's bylaws may be obtained by writing to the Corporate Secretary.

                                  OTHER MATTERS

         Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                    By Order of the Board of Directors



                                    J. David Keller
                                    President and Secretary
Ball Ground, Georgia
April 20,  2001

                                                                      APPENDIX A

                          FULL LINE DISTRIBUTORS, INC.
                             AUDIT COMMITTEE CHARTER


         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor of the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.       Approve the fees to be paid to the independent auditor.

9. Receive periodic reports form the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         a. Any difficulties encountered in the course of the audit work including any restrictions on the scope of activities or access to required information.

         b. Any changes required in the planned scope of the internal audit.

         c. The internal audit department responsibilities, budget and staffing.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

18. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations and the Company's Code of Conduct.

                          FULL LINE DISTRIBUTORS, INC.
                               1200 AIRPORT DRIVE
                           BALL GROUND, GEORGIA 30107

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Isador E. Mitzner and J. David Keller, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Full Line Distributors, Inc. to be held on Friday, May 18, 2001, at 9:00 a.m. at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309 and any adjournment or postponement thereof:

    1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

    [ ]  FOR all nominees listed below (except as    [ ]  WITHHOLD AUTHORITY to vote for all
         marked to the contrary below)                    nominees listed below

 ISADOR E. MITZNER, J. DAVID KELLER, KENNETH L. BERNHARDT, IRWIN LOWENSTEIN AND
                                 STEVE KURANOFF

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                           (Continued on other side)

                         (Continued from previous side)

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEES NAMED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  ------------------------------

                                                  ------------------------------

                                                  Print Name(s):
                                                                ----------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:
                                                        ------------------------